UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 6, 2019

Natur International Corp.

(Exact name of registrant as specified in its charter)

Wyoming	000-54917	45-5547692
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Jachthavenweg 124 1081 KJ Amsterdam The Netherlands	N/A
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +31 20 578 7700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name on exchange on which registered
None	-	-

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers, Compensation Arrangements of Certain Officers

On September 6, 2019, Mr. Boaz Wachtel accepted a director position on the Board of Directors of Natur International Corp. (“Company”), pursuant to a proposal to appoint him as a director approved by the Board of Directors on July 8, 2019. Mr. Wachtel will fill an existing vacancy on the Board of Directors.

Mr. Wachtel has been the founder and chairman of CresoPharma, an Australian publically traded CBD based nutraceutical company. Between 2015 and 2016, Mr. Wachtel was the co-founder and managing director of Phytotech Medical, which is Australia’s first publically traded medical cannabis company. Mr. Wachtel has been a lecturer at various universities in the world, and is a frequent speaker at events related to medical cannabis and cannabis regulations. Mr. Wachtel received his bachelor’s degree from Hebrew College in Boston, Massachusetts and his master’s degree in management and marketing from University of Maryland.

Mr. Wachtel will be compensated under an Agreement to Render Independent Board Member Services, under which he will be paid an annual fee of €24,000, payable monthly, and an additional €1,000 per day for every day that he devotes to preparation for his board duties, up to a maximum of €15,000 per month. The per diem includes compensation for services as a committee member and working on other projects or services for the board of directors and Company. The Company has offered to Mr. Wachtel an option grant for the right to purchase up to approximately 1% of the issued and outstanding capital of the Company, at a purchase price per share of $0.038. The option is subject to further acceptance by Mr. Wachtel.

Item 9.01 - Financial Statements and Exhibits

(d) Exhibits

Item No.	Description
10.01	Agreement to render independent board member services between Boaz Wachtel and Natur International Corp., dated September 6, 2019.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Natur International Corp.

Date: September 12, 2019	By:	/s/ Ruud Huisman
	Name:	Ruud Huisman
	Title:	Chief Financial Officer

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